EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Spartan Motors, Inc.
Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98083, 333-126269, 333-145674, 333-177088 and 333-183871) of Spartan Motors, Inc. of our reports dated March 9, 2016, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of Spartan Motors, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 9, 2016